Exhibit 99.1

Marin Software Announces Change in Executive Leadership

Christopher A. Lien, Founder and Chairman of the Board, reappointed CEO

San Francisco, CA (August 24, 2016) – Marin Software Incorporated (NYSE: MRIN), a leading provider of cross-channel, cross-device, enterprise marketing software for advertisers and agencies, today announced that the Board of Directors decided to reappoint Christopher A. Lien to the role of chief executive officer, and as a result David A. Yovanno has stepped down as chief executive officer and from his position as a member of the board. Mr. Lien, founded the company in 2006, and currently serves as its chairman of the board.

“On behalf of the board, our team members, and myself, I would like to thank Dave for his leadership during his time at Marin,” said Mr. Lien. “He has been instrumental in executing our strategy to expand our industry-leading, SaaS-based search ad management platform to include social and display solutions. He also launched the strategic initiative to transform Marin’s technology infrastructure and to unify these three applications onto a single, state-of-the-art big data platform. The financial discipline and organizational changes he implemented have enabled Marin to operate more efficiently, with improved margins, and reduced operating cash requirements.

“The board and I see an attractive opportunity to build on these accomplishments, and I am excited to rejoin the operating team. With renewed entrepreneurial focus on growth and execution, commitment to improving our customers’ advertising effectiveness and an uncompromising focus on innovation, I am confident that Marin will successfully complete our transformation. With these initiatives we can bolster our market-leading position to drive value for our stockholders.”

About Marin Software

Marin Software Incorporated’s (NYSE: MRIN) mission is to give advertisers the power to drive higher efficiency, effectiveness, and transparency in their paid marketing programs that run on the world’s largest publishers. Marin provides industry leading enterprise marketing software for advertisers and agencies to measure, manage, and optimize more than $7.8 billion in annualized ad spend across the web and mobile devices. Offering an integrated SaaS ad management platform for search, social, and display advertising, Marin helps digital marketers improve financial performance, save time, and make better decisions. Advertisers use Marin to create, target, and convert precise audiences based on recent buying signals from users’ search, social, and display interactions. Headquartered in San Francisco, with offices in eight countries, Marin’s technology powers marketing campaigns around the globe. For more information about Marin Software, please visit: http://www.marinsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s business, benefits of investment in Marin’s software platform, the company’s operational efficiency and financial profile, position in the industry in which the company operates, ability to deliver innovation, advertising effectiveness for customers, stockholder returns and future financial results. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our ability to grow sales to new and existing customers; our ability to expand our sales and marketing capabilities; our ability to retain and attract qualified management and technical personnel; delays in the release of updates to our product platform or new features; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; inability to adequately forecast our future revenues, expenses, Adjusted EBITDA, cash flows or other financial metrics; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; progress in our efforts to update our software platform; adverse changes in our relationships with and access to publishers and advertising agencies; level of usage and advertising spend managed on our platform; our ability to expand sales of our solutions in channels other than search advertising; any slow-down in the search advertising market generally; shift in customer digital advertising budgets from search to segments in which we are not as deeply penetrated; the development of the market for digital advertising; acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; material defects in our platform including those resulting from any updates we introduce to our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; the impact of fluctuations in currency exchange rates, particularly an increase in the value of the dollar; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; adverse changes in general economic or market conditions; and the ability to acquire and integrate other businesses, including our acquisitions of Perfect Audience and SocialMoov. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of August 24, 2016. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations Contact:

Jason Starr

Investor Relations, Marin Software

415-906-8179

ir@marinsoftware.com

Media Contact:

John McNulty

Marketing, Marin Software

415-906-8165

press@marinsoftware.com